Exhibit 10.1

OCTUS, INC.

CONVERTIBLE SECURED NOTE AND
WARRANT PURCHASE AGREEMENT

THIS CONVERTIBLE SECURED NOTE AND WARRANT PURCHASE AGREEMENT (the “Agreement”) is dated as of June 14, 2010 (the “Agreement Date”), and is entered into by and among Octus, Inc., a Nevada corporation (the “Company”) and the investors listed in Schedule 1 attached hereto (each, an “Investor” and collectively, the “Investors”).

BACKGROUND

A.  The Company desires to obtain funding from the Investors through the issuance of the Notes and Warrants described in this Agreement, and the Investors desire to extend such a loan to the Company.

AGREEMENT

THE PARTIES AGREE AS FOLLOWS:

1.	THE LOANS AND THE WARRANT

1.1           The Loan.  Subject to the terms of this Agreement, in consideration for the purchase price set forth on Schedule 1, the Company agrees to sell to each Investor a convertible secured promissory note in substantially the form separately delivered by the Company to the Investors (individually a “Note” and collectively, the “Notes”) in the form attached hereto as Schedule A, with an aggregate principal amount set forth opposite each Investor’s name on Schedule 1 (the “Loan Amount”), and warrants to purchase the number of shares of Common Stock (the “Warrant Shares”) set forth opposite the Investor’s name on Schedule A, pursuant to the form of Warrant separately delivered by the Company to the Investors and in the form attached hereto as Schedule B (the “Warrant”).  The Notes shall be convertible into shares (the “Conversion Shares”) of common stock of the Company (“Common Stock”), in the circumstances and on the terms set forth in the Notes.  Each Note shall be secured by way of security interest in all of the assets of the Company granted by the Company to the Investors on a pari-passu basis in the form attached hereto as Schedule C which security shall be subordinate to the Company’s senior lender on the basis set out in Schedule C  (in each case, a Security Agreement). The registration of the security interests granted pursuant to each Security Agreement shall be completed by the Company at its cost. The Notes, the Conversion Shares, the Warrant and the Warrant Shares will sometimes be referred to collectively as the “Securities.”

2.	THE CLOSING

2.1           Closing Date.

(a)  The closing of the issuance of the Securities and the delivery of each Security Agreement (the “Initial Closing”) shall be held on the Agreement Date or such other date as the Investors and the Company mutually agree.

(b)      The Company may sell additional Notes, in principal amounts so as not to exceed an aggregate of $800,000 principal amount (including the Notes issued at the Initial Closing), in a subsequent closing or closings (each, a “Subsequent Closing”) on or before June 30, 2010.  Such new investors shall be added to Schedule 1 without having to obtain the signature, consent or approval of any of the previous Investors.  Each subsequent investor shall execute a counterpart of this Agreement and shall be an Investor hereunder subject to all the terms and conditions hereof.

(c)      Unless the context otherwise requires, the term “Closing” shall refer, with respect to each Investor, to any specific closing at which such Investor extended a loan and acquired the Note.  The date of any Closing is referred to herein as a “Closing Date.”

2.1           Delivery.  At the Closing, (i) the Investors and the Company will deliver to each other this executed Agreement; (ii) the Company shall deliver to each Investor the Note, the Warrants and the Security Agreement; (iii) the Investors shall deliver the Loan Amount either in cash or by wire transfer to an account designated by the Company; and (iv) the Company and the Investors shall deliver to each other the instruments set forth in Section 5 below.

3.	REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to the Investors as follows:

3.1           Definitions.  As used herein, the following terms will have the following meanings:

“Affiliate” means, with respect to any Person, any other Person which directly or indirectly through one or more intermediaries Controls, is controlled by, or is under common control with, such Person.

“Control” (including the terms “controlling”, “controlled by” or “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Company’s Knowledge” means the actual knowledge of the executive officers (as defined in Rule 405 under the 1933 Act) of the Company, after due inquiry.

“Person” means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein.

The Company hereby represents and warrants to the Holder as follows:

3.2           Organization and Standing. The Company is a corporation duly organized and existing under the laws of the State of Nevada.  The Company is in good standing in the State of Nevada. The Company does not have any subsidiaries.

3.3           Corporate Power. The Company has all requisite corporate power to enter into this Agreement, to sell the Securities as provided herein and to carry out and perform its obligations under the terms of this Agreement. The execution and delivery of this Agreement by the Company has been authorized by all necessary corporate action on the part of the Company. Upon their issuance and delivery pursuant to this Agreement, the Notes and Warrants will be validly issued, fully paid and nonassessable and will be free of any liens or encumbrances other than those created hereunder or by the actions of the Investor; provided, however, that the Notes and Warrants are subject to restrictions on transfer under state and/or federal securities laws.

3.4           Capitalization.

(a)           As of April 15, 2010, the Company’s outstanding capital stock is as follows (The following representation shall in no way limit the Company’s ability to issue additional shares of common stock or other Company securities in the future.):

-	Common stock, $0.001 par value, 100,000,000 shares authorized, approximately 44,867,072 shares issued and outstanding.
-	Series A preferred stock, $0.001 par value, 300,000 shares authorized, no shares issued or outstanding.
-	Series B preferred stock, $0.001 par value, 910,000 shares authorized, no shares issued or outstanding.
-	Series C 6% cumulative preferred stock, $0.001 par value, 250,000 shares authorized, no shares issued and outstanding.
-	Undesignated preferred stock, $0.001 par value, 540,000 shares authorized, no shares issued or outstanding.

(b)           No Person is entitled to pre-emptive or similar statutory or contractual rights with respect to any securities of the Company.  Except as described in the SEC Filings (as defined below) or as contemplated by this Agreement, there are no outstanding warrants, options, convertible securities or other rights, agreements or arrangements of any character under which the Company is or may be obligated to issue any equity securities of any kind.  Notwithstanding the foregoing, the Company may in the future make equity awards to employees, consultants or other third parties. Except as described in the SEC Filings, there are no voting agreements, buy-sell agreements, option or right of first purchase agreements or other agreements of any kind among the Company and any of the security holders of the Company relating to the securities of the Company held by them.  No Person has the right to require the Company to register any securities of the Company under the Securities Act of 1933 as amended (the “1933 Act”), whether on a demand basis or in connection with the registration of securities of the Company for its own account or for the account of any other Person.

(c)           The issuance and sale of the Notes and Warrants hereunder will not obligate the Company to issue shares of Common Stock or other securities to any other Person (other than the Investors) and will not result in the adjustment of the exercise, conversion, exchange or reset price of any outstanding security.

(d)           Except as described in the SEC Filings, the Company does not have outstanding stockholder purchase rights or “poison pill” or any similar arrangement in effect giving any Person the right to purchase any equity interest in the Company upon the occurrence of certain events.

3.5           Delivery of SEC Filings; Business.  The Company has made available to the Investors through the EDGAR system, true and complete copies of the Company’s most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2008 (as amended as of the date hereof, the “10-K”), and all other reports filed by the Company with the Securities and Exchange Commission (the “SEC”) pursuant to the Securities Exchange Act of 1934, as amended (“1934 Act”) since the filing of the 10-K and prior to the date hereof (collectively, the “SEC Filings”).   The Company is engaged in all material respects only in the business described in the SEC Filings and the SEC Filings contain a complete and accurate description in all material respects of the business of the Company.  As of the date of such SEC Filings, the Company was a “shell company” as defined in the regulations promulgated under the 1934 Act.

3.6           Use of Proceeds.  The net proceeds of the sale of the Notes and the Warrants hereunder shall be used by the Company for working capital and general corporate purposes, and will not be used to pay arrear salaries.

3.7           No Material Adverse Change.  Since December 31, 2008, except as identified and described in the SEC Filings, there has not been:

(i)           any change in the consolidated assets, liabilities, financial condition or operating results of the Company from that reflected in the financial statements included in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2009, except for changes in the ordinary course of business which have not had and could not reasonably be expected to have a material adverse effect, individually or in the aggregate;

(ii)           any declaration or payment of any dividend, or any authorization or payment of any distribution, on any of the capital stock of the Company, or any redemption or repurchase of any securities of the Company;

(iii)           any material damage, destruction or loss, whether or not covered by insurance to any assets or properties of the Company;

(iv)           any waiver, not in the ordinary course of business, by the Company of a material right or of a material debt owed to it;

(v)           any satisfaction or discharge of any lien, claim or encumbrance or payment of any obligation by the Company, except in the ordinary course of business and which is not material to the assets, properties, financial condition, operating results or business of the Company (as such business is presently conducted and as it is proposed to be conducted);

(vi)           any change or amendment to the Company's articles of incorporation or Bylaws, each as amended (true and complete copies of which have been made available to the Investor), or material change to any material contract or arrangement by which the Company is bound or to which any of their respective assets or properties is subject;

(vii)           any material transaction entered into by the Company other than in the ordinary course of business;

(viii)           the loss of the services of any key employee, or material change in the composition or duties of the senior management of the Company;

(ix)           the loss or threatened loss of any customer which has had or could reasonably be expected to have a material adverse effect; or

(x)           any other event or condition of any character that has had or could reasonably be expected to have a material adverse effect.

3.8           Tax Matters.  The charges, accruals and reserves on the books of the Company in respect of taxes for all fiscal periods are adequate in all material respects, and there are no material unpaid assessments against the Company nor, to the Company’s Knowledge, any basis for the assessment of any additional taxes, penalties or interest for any fiscal period or audits by any federal, state or local taxing authority except for any assessment, tax, penalty or interest which would not have a material adverse effect on the Company.  All taxes and other assessments and levies that the Company is required to withhold or to collect for payment have been duly withheld and collected and paid to the proper governmental entity or third party when due.  There are no tax liens or claims pending or, to the Company’s Knowledge, threatened against the Company or any of its respective assets or property.  There are no outstanding tax sharing agreements or other such arrangements between the Company and any other corporation or entity.

3.9           Title to Properties.  Except as disclosed in the SEC Filings, the Company has good and marketable title to all real properties and all other properties and assets owned by it, in each case free from liens, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or currently planned to be made thereof by them; and except as disclosed in the SEC Filings, the Company holds any leased real or personal property under valid and enforceable leases with no exceptions that would materially interfere with the use made or currently planned to be made thereof by them.

3.10           Intellectual Property.  As of April 15, 2010, there are no patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, licenses and other similar rights that the Company owns or has the rights to use (collectively, the “Intellectual Property Rights”).

3.11           Litigation.  Except as disclosed in the SEC Filings, there are no pending actions, suits or proceedings against or affecting the Company, or any of its properties; and to the Company’s Knowledge, no such actions, suits or proceedings are threatened or contemplated.  Except as may be disclosed in the Company’s filings with the SEC, neither the Company, nor any director or officer thereof, is or since January 1, 2003 has been the subject of any action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty.  There has not been, and to the Company’s Knowledge, there is not pending or contemplated, any investigation by the SEC involving the Company or any current or former director or officer of the Company.  The SEC has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company under the 1933 Act or the 1934 Act.

3.12           Financial Statements.  To the Company’s Knowledge, the financial statements included in each SEC Filing present fairly, in all material respects, the consolidated financial position of the Company as of the dates shown and its consolidated results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with United States generally accepted accounting principles applied on a consistent basis (“GAAP”) (except as may be disclosed therein or in the notes thereto, and, in the case of quarterly financial statements, as permitted by Form 10-Q under the 1934 Act).  To the Company’s Knowledge, except as set forth in the financial statements of the Company included in the SEC Filings filed prior to the date hereof, the Company has not incurred any liabilities, contingent or otherwise, that are required by GAAP to be included in the Company’s financial statements, except those incurred in the ordinary course of business, consistent (as to amount and nature) with past practices since the date of such financial statements, none of which, individually or in the aggregate, have had or could reasonably be expected to have a material adverse effect.

3.13           Brokers and Finders.  Brokerage or finder’s fees or commissions may be payable by the Company to brokers, financial advisors or consultants, finders, placement agents, investment bankers, banks or other Persons with respect to the transactions contemplated by this Agreement.  The Investors shall have no obligation with respect to any fees or with respect to any claims (other than such fees or commissions owed by an Investor pursuant to written agreements executed by such Investor which fees or commissions shall be the sole responsibility of such Investor) made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by this Agreement.

3.14           No Directed Selling Efforts or General Solicitation.  Neither the Company nor any Person acting on its behalf has conducted any general solicitation or general advertising (as those terms are used in Regulation D) in connection with the offer or sale of any of the Notes and Warrants.

3.15           No Integrated Offering.  Neither the Company nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any Company security or solicited any offers to buy any security, under circumstances that would adversely affect reliance by the Company on Section 4(2) for the exemption from registration for the transactions contemplated hereby or would require registration of the Securities under the 1933 Act.

3.16           Private Placement.  The offer and sale of the Notes and Warrants to the Investors as contemplated hereby is exempt from the registration requirements of the 1933 Act.

3.17           Transactions with Affiliates.  Except as disclosed in the SEC Filings, none of the officers or directors of the Company and, to the Company’s Knowledge, none of the employees of the Company is presently a party to any transaction with the Company (other than as holders of stock options and/or warrants, and for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the Company’s Knowledge, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

4.	REPRESENTATIONS AND WARRANTIES OF THE INVESTORS

Each Investor represents to the Company individually as follows:

4.1           Purchase for Own Account.  Each Investor represents that it is acquiring the Securities solely for its own account and beneficial interest for investment and not for sale or with a view to distribution of the Securities or any part thereof, has no present intention of selling (in connection with a distribution or otherwise), granting any participation in, or otherwise distributing the same, and does not presently have reason to anticipate a change in such intention.

4.2           Information and Sophistication.  Each Investor acknowledges that it has received all the information it has requested from the Company and that it considers necessary or appropriate for deciding whether to acquire the Securities.  Each Investor represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Securities and to obtain any additional information necessary to verify the accuracy of the information given the Investor.  Such Investor further represents that it has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risk of such investment.

4.3           Ability to Bear Economic Risk.  Each Investor acknowledges that an investment in the Securities involves a high degree of risk, and represents that it is able, without materially impairing its financial condition, to hold the Securities for an indefinite period of time and to suffer a complete loss of its investment.

4.4           Further Limitations on Disposition.  Without in any way limiting the representations set forth above, each Investor further agrees not to make any disposition of all or any portion of the Securities unless and until:

(a)           There is then in effect a registration statement under the 1933 Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

(b)           The Investor shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and if reasonably requested by the Company, the Investor shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration under the 1933 Act or any applicable state securities laws.

4.5           Experience.  Each Investor is an “accredited investor” as such term is defined in Rule 501 of Regulation D under the 1933 Act, and each Investor agrees to provide such additional customary investor questionnaires or other information as the Company may reasonably request in order to establish applicable exemptions for the issuance of the Notes and Warrants under applicable federal and state securities laws.  If Investor is a limited partnership, limited liability corporation or similar entity, then Investor represents and warrants that all equity owners of the Investor are accredited investors. “Accredited investor” means any person who comes within any of the following categories, or who the issuer reasonably believes comes within any of the following categories, at the time of the sale of the securities to that person.

4.6           No Broker Liabilities.  No person has or will have, as a result of the transactions contemplated by this Agreement, any right, interest or valid claim against the Investor or the Company for any commission fee or other compensation as a finder or broker because of any act or omission of such Investor or any agent for the Investor.

4.7           Power and Authority.  Each Investor has the full power and authority to enter into this Agreement and perform the transactions contemplated by this Agreement.  This Agreement, when executed and delivered by the Investor, shall constitute valid and binding obligations of the Investor enforceable in accordance with its terms, subject to the laws of general application relating to bankruptcy, insolvency, the relief of debtors and to rights to indemnity.

4.8           No Conflicts.  The execution and delivery of and performance of the transactions contemplated by this Agreement is not in conflict with or will not result in any material breach of any terms, conditions or provisions of, or constitute a material default under its corporate charter or other organizational document, as applicable, or any indenture, lease, agreement, order, judgment or other instrument to which such Investor is a party.

5.	CONDITIONS TO CLOSING

5.1           Conditions to the Investors’ Obligations at the Closing.  The Investors’ obligations to purchase the Notes and Warrants at the Closing are subject to the satisfaction, at or prior to the Closing Date, of the following conditions:

(a)           Representations and Warranties True; Performance of Obligations.  The representations and warranties made by the Company in Section 3 hereof shall be true and correct in all material respects as of the Closing Date with the same force and effect as if they had been made as of the Closing Date, and the Company shall have performed all obligations and conditions herein required to be performed or observed by it on or prior to the Closing.

(b)           Corporate Documents.  The Company shall have delivered to the Investors or their counsel copies of all corporate documents of the Company as the Investors shall reasonably request together with the Notes, the Warrants and the Security Agreement with evidence of registration thereof..

5.2           Conditions to Obligations of the Company.  The Company’s obligation to issue and sell the Notes and Warrants at the Closing is subject to the satisfaction, on or prior to such Closing, of the following conditions:

(a)           Representations and Warranties True.  The representations and warranties in Section 4 made by the Investors acquiring Notes and Warrants shall be true and correct in all material respects at the date of the Closing, with the same force and effect as if they had been made on and as of said date.

(b)           Performance of Obligations.  The Investors shall have performed and complied with all agreements and conditions herein required to be performed or complied with by such Investors on or before the Closing.

(c)           Documents The Investors shall have delivered to the Company or its counsel copies of such instruments relating to the transactions contemplated by this Agreement as the Company shall reasonably request.

6.	REGISTRATION RIGHTS.

6.1           Piggyback Registration Rights.  So long as shares of the Company’s Common Stock received by an Investor hereunder upon conversion of the Note or upon the exercise of the Warrant are “restricted securities” under the 1933 Act and cannot be sold without volume restrictions pursuant to SEC Rule 144 (with respect to the Warrant, assuming net exercise of the Warrant), and during such period, if the Company files a registration statement pursuant to the 1933 Act relating to an offering for its own account or for the account of others under the 1933 Act of any of its equity securities (other than on Form S-4 or Form S-8 (each as promulgated under the Act) or their then-equivalents), then the Company will promptly give to the Investor written notice thereof (which will include a list of the jurisdictions in which the Company intends to attempt to qualify such securities under the applicable blue sky or other state securities laws); and will, subject to the provisions below, include in such registration and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all of the Warrant Shares and any Conversion Shares specified by the Investor in a written request delivered to the Company within 15 days after such written notice from the Company.

6.2           Procedures.  If the Company requests, the Investor shall execute such customary agreements and instruments as other security holders whose securities are included in such registration execute in connection with the inclusion of securities in such registration.  The Investor agrees to provide such information and execute such instruments as the Company reasonably requests relating to the preparation of any such registration statement and the inclusion of information concerning Investor in the registration statement.  All fees and expenses incident to the performance of or compliance with the filing of the registration statement shall be borne by the Company whether or not any registrable securities are sold pursuant to the registration statement. The fees and expenses referred to in the foregoing sentence shall include, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses (A) with respect to filings required to be made with the OTC Bulletin Board or other exchange or quotation service on which the Common Stock of the Company is then listed for trading, and (B) in compliance with applicable state securities or Blue Sky laws), (ii) printing expenses (including, without limitation, expenses of printing certificates for registrable securities and of printing prospectuses if the printing of prospectuses is reasonably requested by the holders of a majority of the registrable securities included in the registration statement), (iii) messenger, telephone and delivery expenses, (iv) fees and disbursements of counsel for the Company, (v) 1933 Act liability insurance, if the Company so desires such insurance, and (vi) fees and expenses of all other persons retained by the Company in connection with the filing of the registration statement. In addition, the Company shall be responsible for all of its internal expenses incurred in connection with the filing of the registration statement (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit and the fees and expenses incurred in connection with the listing of the registrable securities on any securities exchange, if applicable. In no event shall the Company be responsible for any broker or similar commissions or, except to the extent provided for hereunder, any legal fees or other costs of the Investor.

7.	INDEMNIFICATION.

7.1           Survival. The representations and warranties contained in Sections 3 and 4 hereof shall survive until the second anniversary of the date hereof.

7.2           Company’s Indemnification of Investor.  To the extent permitted by law, the Company shall defend, indemnify and hold harmless the Investor from and against any and all losses, claims, judgments, liabilities, demands, charges, suits, penalties, costs or expenses, including court costs and attorneys’ fees resulting from any claim, demand, suit, action or proceeding brought by any third party (“Claims and Liabilities”) with respect to or arising from (i) the material breach of any warranty or any inaccuracy of any representation made by the Company in this Agreement, or (ii) the material breach of any covenant or agreement made by the Company in this Agreement.

7.3           Purchaser’s Indemnification of Company.  To the extent permitted by law, each Investor, severally and not jointly, shall defend, indemnify and hold harmless the Company and its directors, officers, employees and agents from and against any and all Claims and Liabilities with respect to or arising from such Investor’s (i) the material breach of any warranty or any inaccuracy of any representation made by the Investor in this Agreement, or (ii) the material breach of any covenant or agreement made by the Investor in this Agreement.

7.4           Claims Procedure.  Promptly after the receipt by any indemnified party (the “Indemnitee”) of notice of the commencement of any action or proceeding against such Indemnitee, such Indemnitee shall, if a claim with respect thereto is or may be made against any indemnifying party (the “Indemnifying Party”) pursuant to this Section, give such Indemnifying Party written notice of the commencement of such action or proceeding and give such Indemnifying Party a copy of such claim and/or process and all legal pleadings in connection therewith.  The failure to give such notice shall not relieve any Indemnifying Party of any of its indemnification obligations contained in this Section, except where, and solely to the extent that, such failure actually and materially prejudices the rights of such Indemnifying Party.  Such Indemnifying Party shall have, upon request within thirty (30) days after receipt of such notice, the right to defend, at its own expense and by its own counsel reasonably acceptable to the Indemnitee, any such matter involving the asserted liability of the Indemnitee; provided, however, that if the Indemnitee determines that there is a reasonable probability that a claim may materially and adversely affect it, other than solely as a result of money payments required to be reimbursed in full by such Indemnifying Party under this Section or if a conflict of interest exists between Indemnitee and the Indemnifying Party, the Indemnitee shall have the right to defend, compromise or settle such claim or suit; and, provided, further, that such settlement or compromise shall not, unless consented to in writing by such Indemnifying Party, which shall not be unreasonably withheld, be conclusive as to the liability of such Indemnifying Party to the Indemnitee.  In any event, the Indemnitee, such Indemnifying Party and its counsel shall cooperate in the defense against, or compromise of, any such asserted liability, and in cases where the Indemnifying Party shall have assumed the defense, the Indemnitee shall have the right to participate in the defense of such asserted liability at the Indemnitee’s own expense.  In the event that such Indemnifying Party shall decline to participate in or assume the defense of such action, prior to paying or settling any claim against which such Indemnifying Party is, or may be, obligated under this Section  to indemnify an Indemnitee, the Indemnitee shall first supply such Indemnifying Party with a copy of a final court judgment or decree holding the Indemnitee liable on such claim or, failing such judgment or decree, the terms and conditions of the settlement or compromise of such claim.  An Indemnitee’s failure to supply such final court judgment or decree or the terms and conditions of a settlement or compromise to such Indemnifying Party shall not relieve such Indemnifying Party of any of its indemnification obligations contained in this Section, except where, and solely to the extent that, such failure actually and materially prejudices the rights of such Indemnifying Party.  If the Indemnifying Party is defending the claim as set forth above, the Indemnifying Party shall have the right to settle the claim only with the consent of the Indemnitee.

8.              MARKET STAND-OFF.  EACH INVESTOR AGREES that as long as the directors and executive officers of the Company have entered into similar arrangements, the Investor shall not sell, dispose of, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale with respect to, any Common Stock or other securities of the Company held by the Investor (the "Restricted Securities"), during the 180-day period following the effective date of a registration statement of the Company filed under the 1933 Act (or such other period as the Company and the managing underwriter may request in order to accommodate regulatory restrictions on (i) the publication or other distribution of research reports and (ii) analyst recommendations and opinions, including, but not limited to, the restrictions contained in NASD Rule 2711 or any successor provisions).  The Investor agrees to execute and deliver such other agreements as may be reasonably requested by the Company or the managing underwriter which are consistent with the foregoing or which are necessary to give further effect thereto.  In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Investor's Restricted Securities until the end of such period.  The underwriters of the Company's stock are intended third party beneficiaries of this Section and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto.

9.  MISCELLANEOUS

9.1           Reservation of Shares.  The Company shall at all times reserve and keep available out of its authorized but unissued shares sufficient shares to effect the conversion of the Notes and exercise of the Warrants.

9.2           Successors and Assigns.  Subject to the restrictions on transfer set forth above, the rights and obligations of Company and the Investors under this Agreement shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

9.3           Assignment.  The Investors may assign their rights and obligations hereunder without the prior written consent of the Company, provided that the Investor provides prior notice to the Company of any such assignment.  The Company may assign this Agreement and its rights hereunder without the prior consent of the Investors in connection with a merger, consolidation, sale of all or substantially all of the Company’s assets or similar transaction.

9.4           Waivers.  The terms of this Agreement shall be construed in accordance with the laws of the State of California applicable to contracts entered into in California by California residents and wholly to be performed within California.

9.5           Amendment or Waiver.  Any term of this Agreement may be amended or waived with the written consent of Company and the Investors.  Any amendment or waiver effected in accordance with this Section shall be binding upon the Investors and the Company.

9.6           Notices. Any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given (i) at the time of personal delivery, if delivery is in person; (ii) one (1) business day after deposit with an express overnight courier for United States deliveries, or two (2) business days after such deposit for deliveries outside of the United States, with proof of delivery from the courier requested; (iii) three (3) business days after deposit in the United States mail by certified mail (return receipt requested) for United States deliveries when addressed to the party to be notified; or (iv) one (1) business day after transmission by telecopier with confirmation of successful transmission.  Notices shall be delivered (i) if to the Investor, to the address and contact information for Investor set forth in the Company’s books and records, and (ii) if to the Company, to 803 Second Street, Suite 303, Davis, CA 95616, attention: Chief Executive Officer, or at such other address as any party may designate by giving written notice to the other party.

9.7           Severability.  In the event any one or more of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal, or unenforceable in whole or in part or in any respect, or in the event any one or more of the provisions of this Agreement operate or would prospectively operate to invalidate this Agreement, such invalidity, illegality, or unenforceability shall not affect any other provision of this Agreement.  In such instance, this Agreement shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein and the remaining provisions of this Agreement shall remain operative and in full force and effect and in no way shall be affected, prejudiced or disturbed thereby.

9.8           Delays or Omissions.  No delay or omission on the part of the Investor in exercising any right under this Agreement shall operate as a waiver of such right or of any other right of the Investor, nor shall any delay, omission or waiver on any one occasion be deemed a bar to or waiver of the same or any other right on any future occasion.

9.9           Headings.  The headings in this Agreement are for convenience of reference only and shall not define or limit any terms or provisions hereof.

9.10         Entire Agreement. This Agreement constitutes the entire agreement between the parties, and no party shall be liable or bound to any other party in any manner by any warranties, representations, or covenants except as specifically set forth herein or therein.

9.11         Risk Factors.  Each Investor acknowledges having received and reviewed a copy of the SEC Filings, including without limitation the “Risk Factors” section of the 10-K.  The Investor acknowledges that the investment in the Company represented by the Securities is highly risky.  Due to these factors, and others described in such documents, the purchase of the Securities offered hereby involves an extreme degree of risk. The Securities should only be purchased by Investors who can afford to sustain a total loss of their investment and who have no need for liquidity with respect to this investment.

9.12         No Tax Representations. Each Investor represents, warrants and acknowledges that the Holder is not relying on the Company for any tax advice concerning the federal or state income or other tax consequences of the Investor’s acquisition, holding or disposition of the Note, Warrant or other Securities, and that the Investor has consulted such advisors as Investor deems necessary or appropriate to understand the tax consequences of the investment represented by the Securities.

9.13         Expenses.  Except as provided for above, each party hereto shall be responsible for its own fees and expenses incurred in connection with the negotiation, execution and consummation of the transactions contemplated by this Agreement.

9.14         Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have executed this Convertible Note and Warrant Purchase Agreement as of the date first written above.

COMPANY: OCTUS, INC.

By: Christian Soderquist
Its: Chief Executive Officer

INVESTOR: EAM INC.

By: Gregory Galanis
Its: Chief Executive Officer and Secretary

SCHEDULE 1
LIST OF INVESTORS

Investors

Name	Principal Loan Amount	Warrant Shares
EAM INC.	$500,000	2,500,000